UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2021

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2021, Bakkt Holdings, Inc. (the “Company”) issued letters (the “Anticipated Grant Letters”) to certain of its employees, including Gavin Michael, the Company’s Chief Executive Officer, and Andrew LaBenne, the Company’s Chief Financial Officer, as previously approved by the Company’s Compensation Committee (the “Compensation Committee”), in relation to future grants of awards under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”).

Pursuant to the Anticipated Grant Letters, subject to the Company filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “S-8”) for the 2021 Plan and to the relevant executive officer’s continued employment with the Company as of the grant date, the Company has committed to grant to the applicable executive officer certain restricted stock units that will vest on or about May 15, 2022 (“Merger Incentive RSUs”). Such Merger Incentive RSUs are intended to compensate the relevant executive officers for contributions to the Company during 2021, particularly in relation to the Company’s business combination consummated on October 15, 2021. Such executive officers joined the Company at a time when no additional equity incentive grants could be made. Further, the 2021 Plan places limitations on the grant of equity incentives with a vesting date of less than one year from the date of grant. Therefore, the Compensation Committee determined it would be in the best interest of the Company and its stockholders to make grants of Merger Incentive RSUs, as additional grants with future vesting dates, to partially compensate such executive officers for their period of service during which no equity incentives were granted and no vesting credit was provided due to limitations in the Company’s equity incentive plans.

The Merger Incentive RSUs are in addition to previously contemplated awards of restricted stock units (“Go-Forward Award RSUs”) as set forth in the executives’ employment agreements (the “Employment Agreements”). As a result, it is anticipated that the named executives will be granted the number of RSUs listed in the table below, subject to the vesting and other conditions described herein.

Name	Position	Go-Forward Award RSUs	Merger Incentive RSUs
Gavin Michael	Chief Executive Officer	4,164,000	694,000
Andrew LaBenne	Chief Financial Officer	400,000	66,667

Consistent with the provisions of the Employment Agreements, the Anticipated Grant Letters specify that the relevant executives will continue to be granted Go-Forward Award RSUs in the amounts provided above, as provided for under the Employment Agreements, fifty percent (50%) of which will be in the form of time-based vesting restricted stock units that will vest in three equal annual installments on the first three anniversaries of the grant date, and the remaining fifty percent (50%) of which will be in the form of performance-based stock units (“PRSUs”) that will vest over the same three-year period, to the extent applicable performance conditions have been satisfied. The performance criteria for the PRSUs have not been established by the Company’s Compensation Committee, but it is anticipated that such criteria will be established prior to the date of grant, which is expected to occur in late December 2021, after the filing of the S-8.

The foregoing description is qualified in its entirety by reference to the Letters, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, as well as the 2021 Plan and the Employment Agreements of Mr. Michael and Mr. LaBenne, filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of letter regarding anticipated equity incentive grants

10.2	2021 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2021)

10.3	Employment Agreement, dated January 9, 2021, by and among Gavin Michael, Bakkt Opco Holdings, LLC and the Company (incorporated by reference from Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2021)

10.4	Employment Agreement, dated March 16, 2021, by and among Andrew LaBenne, Bakkt Opco Holdings, LLC and the Company (incorporated by reference from Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 26, 2021

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary